Exhibit 99.1

Ocular TherapeutixTM Announces Pricing of Public Offering of Common Stock

BEDFORD, Mass, December 13, 2023 - Ocular Therapeutix™, Inc. (Nasdaq: OCUL) (the “Company”), a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye, today announced the pricing of an underwritten public offering of 30,800,000 shares of its common stock at a public offering price of $3.25 per share for gross proceeds of $100.1 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. In addition, the Company has granted the underwriters of the offering a 30-day option to purchase up to an additional 4,620,000 shares in the public offering on the same terms and conditions. All of the shares in the offering are to be sold by the Company. The offering is expected to close on or about December 18, 2023, subject to the satisfaction of customary closing conditions.

Jefferies, BofA Securities and Piper Sandler & Co. are acting as joint book-running managers for the offering. JMP Securities, A Citizens Company, Raymond James and H.C. Wainwright & Co. are acting as co-managers for the offering.

The Company intends to use the net proceeds from this offering, together with its existing cash and cash equivalents, to fund the Phase 3 clinical development of AXPAXLI for the treatment of wet AMD, including its ongoing SOL pivotal Phase 3 clinical trial and its planned second Phase 3 clinical trial; to support its other clinical development programs; and for working capital and other general corporate purposes.

The offering is being made pursuant to a shelf registration statement on Form S-3 that was previously filed with and declared effective by the Securities and Exchange Commission (SEC). The offering is made only by means of a prospectus supplement and the accompanying prospectus that form a part of the registration statement. Before investing in the offering, interested parties should read the prospectus supplement and the accompanying prospectus for the offering and the other documents the Company has filed with the SEC, which are incorporated by reference in the prospectus supplement and the accompanying prospectus for the offering and which provide more complete information about the Company and the offering. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus for the offering are available on the website of the SEC at www.sec.gov, and the final prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement, the final prospectus supplement, when available, and the accompanying prospectus relating to this offering may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone: (877) 821-7388, or by email: prospectus_department@Jefferies.com; BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, or by email: dg.prospectus_requests@bofa.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone: (800) 747-3924, or by email: prospectus@psc.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ocular Therapeutix, Inc.

Ocular Therapeutix, Inc. is a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye using its proprietary bioresorbable hydrogel-based formulation technology ELUTYX™. Ocular Therapeutix’s first commercial drug product, DEXTENZA®, is an FDA-approved corticosteroid for the treatment of ocular inflammation and pain following ophthalmic surgery and ocular itching associated with allergic conjunctivitis. Ocular Therapeutix’s earlier stage development assets include: AXPAXLI (axitinib intravitreal implant), currently in a pivotal Phase 3 trial for wet AMD and a Phase 1 clinical trial for the treatment of diabetic retinopathy; OTX-TIC (travoprost intracameral implant), currently in a Phase 2 clinical trial for the treatment of primary open-angle glaucoma or ocular hypertension; and OTX-CSI (cyclosporine intracanalicular insert) for the chronic treatment of dry eye disease and OTX-DED (dexamethasone intracanalicular insert) for the short-term treatment of the signs and symptoms of dry eye disease, both of which have completed Phase 2 clinical trials.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release about future expectations, plans, and prospects for the Company, including the Company’s expectations and plans regarding the underwritten public offering and the Company’s anticipated use of proceeds of the offering, the anticipated closing date of the public offering, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties related to market conditions, the satisfaction of customary closing conditions related to the proposed underwritten public offering, the need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the preliminary prospectus supplement related to the proposed underwritten public offering and the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contacts:

Investors

Ocular Therapeutix

Donald Notman

Chief Financial Officer

dnotman@ocutx.com

or

Westwicke, an ICR Company

Chris Brinzey, 339-970-2843

Managing Director

chris.brinzey@westwicke.com

Media

ICR Westwicke

Ben Shannon, 443-213-0495

ben.shannon@westwicke.com